UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of material contained in an employee/retiree newsletter prepared by Aquila, Inc. The newsletter was mailed to Aquila’s employees and retirees on June 4, 2007.

As I see it ...

When we announced the proposed sale of Aquila to Great Plains Energy and Black Hills Corporation, we committed to keep you informed about the sales process. In staying true to this communication goal, a number of vehicles are being utilized as indicated on the attached Transaction Timeline. Through the employee meetings with the CEOs of Great Plains and Black Hills, your discussions with your supervisors, our transition Web page and other communications, my hope is that you are able to gain an understanding of the deal closure and transaction process.

As you can see from the Timeline, there are several milestones to reach before the sale is fully approved and can close. Now that our preliminary proxy has been filed, we will begin to address any questions the Securities and Exchange Commission has as they review it. Once the proxy is definitive, it will be mailed to shareholders and they will begin voting their shares. We expect this vote to occur in the August timeframe. We are also seeking state and federal regulatory approvals and many of these applications have been filed since our deal was announced. In addition, Transition Teams have begun meeting and you are receiving monthly update newsletters from Great Plains and Black Hills that keep you informed of their work.

I am pleased with the milestones achieved and appreciate the extra work being done on top of your normal responsibilities. You continue to demonstrate your excellence and dedication to our customers – it shows in your results.

Sincerely,

Rick

Additional Information and Where to Find It

In connection with the merger of Aquila and a subsidiary of Great Plains Energy, on May 8, 2007, Great Plains Energy filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE TRANSACTION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by directing a request to: Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus.